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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-59041, No. 333-59043, No. 333-47433, No. 333-03769, No. 333-97640, No.
333-09549 and No. 333-60942 of Serologicals Corporation ("Serologicals") of our report dated March 27, 2003 relating to the combined financial statements of Chemicon International, Inc. and affiliates for the year ended December 31, 2002 included in this Current Report on Form 8-K of Serologicals.

/s/ SWENSON CORPORATION

Rancho Cucamonga, California
April 10, 2003